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                                                                    EXHIBIT 5.01



                                 April 7, 1997

Macromedia, Inc.
600 Townsend Street, Suite 310W
San Francisco, CA 94103

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 7, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,800,000 shares of your Common Stock (the "Stock") to be sold by you pursuant to (a) options for up to 1,800,000 shares of Stock to be granted by you under your 1992 Equity Incentive Plan (the "1992 Plan") and (b) an option granted by you outside of the 1992 Plan for 1,000,000 shares of Stock (the "Non-Plan Option").

         In rendering this opinion, we have examined the following:

         (1)     the 1992 Plan;

         (2)     the Non-Plan Option;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof;

         (4) the Prospectuses prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in our possession; and

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual mat-






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ters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that (a) the up to 1,800,000 shares of Stock to be issued and sold by you pursuant to the stock options to be granted under the 1992 Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1992 Plan and accompanying stock options, and (b) the up to 1,000,000 shares of Stock to be issued and sold by you pursuant to the Non-Plan Option, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement and the Non-Plan Option, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.



                                       Very truly yours,

                                       FENWICK & WEST LLP


                                       By:  /s/  GORDON K. DAVIDSON
                                           -------------------------------
                                           General Partner